UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

CERULEAN PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events

On May 8, 2017, Cerulean Pharma Inc., a Delaware corporation (“Cerulean”) and Daré Bioscience, Inc., a Delaware corporation (“Daré”), issued a joint press release, announcing two awards granted to Ms. Sabrina Martucci Johnson, Daré Founder and Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached hereto.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transactions with each of Daré and Novartis Institutes for BioMedical Research, Inc. (“Novartis”), Cerulean intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will be sent to stockholders of Cerulean seeking their approval of the proposed transactions and related matters. Investors and stockholders of Cerulean are urged to read these materials when they become available because they will contain important information about Cerulean, Daré, the proposed Daré transaction, Novartis, the proposed Novartis transaction and related transactions. The Proxy Statement, any amendments or supplements thereto (when they become available) and other documents filed by Cerulean with the SEC may be obtained free of charge through the SEC web site at www.sec.gov. They may also be obtained for free by directing a written request to: Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA, Attention: Corporate Secretary.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under or applicable exemption from the securities laws of any such jurisdiction.

Participants in the Solicitation

Cerulean, Daré and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cerulean in connection with the proposed Daré transaction. Cerulean, Novartis and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cerulean in connection with the proposed Novartis transaction. Information regarding the interests of these directors and executive officers in the proposed transaction described herein will be included in the Proxy Statement described above. Additional information regarding the directors and executive officers of Cerulean is included in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 28, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Cerulean.

Cautionary Note on Forward-Looking Statements

Any statements herein about future expectations, plans and prospects for the Company, including statements about the expected timing, consummation and benefits of the strategic transactions described herein, future management of the Company, approval of the transactions by the Company’s stockholders, the ability of the parties to satisfy other closing conditions, the Company’s strategy and future operations and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: turnover resulting from changes in the Company’s management, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the

SEC on November 3, 2016, and in other filings that we make with the SEC. In addition, the forward-looking statements included herein represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: May 8, 2017	By:	/s/ Christopher D.T. Guiffre

Christopher D.T. Guiffre
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cerulean and Daré joint press release dated May 8, 2017.